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                                                                    EXHIBIT 10.9

                              OPERATING AGREEMENT

                                       FOR

                                MICROSCRIBE, LLC,

                     A CALIFORNIA LIMITED LIABILITY COMPANY

               THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.


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                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                                MICROSCRIBE, LLC

        This Limited Liability IMMERSION Operating Agreement (the "Agreement") is entered into effective as of July 1, 1997 by and among the parties listed on the signature page hereof (referred to individually as a "Member" and collectively as "Members"), with reference to the following facts:

        A. On June 2, 1997, Articles of Organization for MicroScribe, LLC (the "IMMERSION"), a limited liability company organized under the laws of the State of California, were filed with the California Secretary of State.

        B. The Members desire to adopt and approve an operating agreement for IMMERSION.

        NOW THEREFORE, the Members by this Agreement set forth the operating agreement for IMMERSION under the laws of the State of California, upon the terms and subject to the conditions of this Agreement.

                                   ARTICLE 1.

                                   DEFINITIONS

        When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

        ARTICLE 1.1 "Act" shall mean the Beverly-Killea Limited Liability IMMERSION Act, codified in the California Corporations Code, Section 17000 et seq., as amended from time to time.

        ARTICLE 1.2 "Affiliate" of a Member or Manager shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member or Manager, as applicable. The term "control," as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

        ARTICLE 1.3 "Agreement" shall mean this Operating Agreement, as originally executed


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and as amended from time to time.

        ARTICLE 1.4 "Articles" shall mean the Articles of Organization for IMMERSION originally filed with the California Secretary of State, as amended from time to time.

        ARTICLE 1.5 "Assignee" shall mean the owner of an Economic Interest who has not been admitted as a substitute Member in accordance with Article 7.

        ARTICLE 1.6 "Bankruptcy" shall mean: (a) the filing of an application by a Member for, or the Member's consent to, the appointment of a trustee, receiver, or custodian of the Member's other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay the Member's debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of the Member's inability to pay the Member's debts as they become due.

        ARTICLE 1.7 "Capital Account" shall mean with respect to any Member the capital account which IMMERSION establishes and maintains for such Member as follows:

        Each Member's Capital Account shall be:

               A. increased by (1) the aggregate amount of cash contributions to IMMERSION by such Member, (2) such Member's share of IMMERSION Income, (3) the fair market value of property contributed by the Member net of liabilities secured by such property that IMMERSION is considered to assume or take subject to under Section 752 of the Code, and (4) the amount of any other upward adjustment to the Member's Capital Account required under Regulations Section 1.704-1(b), or any successor thereto; and

               B. decreased by (1) cash distributions to such Member from IMMERSION (other than to any Member in repayment of any loan or advance), (2) such Member's share of IMMERSION Losses, (3) the fair market value of property distributed to the Member by IMMERSION net of liabilities secured by such property that such Member is considered to assume or take subject to under
Section 752 of the Code, and (4) the amount of any other downward adjustment to the Member's Capital Account required under Regulations Section 1.704-1(b), or any successor thereto.

        For purposes of computing the balance in a Member's Capital Account, no credit shall be given for any capital contribution which the Member is obligated to make until such contribution is actually made. For purposes of this Agreement, a transferee of any part of the interest of a Member who succeeds to the Economic Interest of a Member shall be deemed to have made the


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capital contributions which were made by the Member with respect to the Economic
Interest to which the transferee succeeds and to have received from IMMERSION the credits, allocations and charges received from IMMERSION by such transferor Member with respect to the transferred Economic Interest.

        Notwithstanding any other provision in this Agreement, the Capital Accounts of the Members shall be maintained in accordance with Regulations
Section 1.704-1(b), or any successor thereto. If a Member holds an interest as both a Class 1 Member and a Class 2 Member, a single Capital Account shall nevertheless be maintained for such Member.

        ARTICLE 1.8 "Capital Contribution" shall mean the total amount of cash and fair market value of property contributed to IMMERSION by a Member.

        ARTICLE 1.9 "Capital Event" means a sale or disposition of any of IMMERSION's capital assets, the receipt of insurance and other proceeds derived from the involuntary conversion of IMMERSION property, or a similar event with respect to IMMERSION property or assets.

        ARTICLE 1.10 "Class 1 Member" means a Member holding Units as a Class 1 Member.

        ARTICLE 1.11 "Class 2 Member" means a Member holding Units as a Class 2 Member.

        ARTICLE 1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

        ARTICLE 1.13 "Common Stock" has the meaning set forth in Article 7.8.

        ARTICLE 1.14 "IMMERSION" shall mean MicroScribe, LLC, a California limited liability company.

        ARTICLE 1.15 "IMMERSION Minimum Gain" shall have the meaning ascribed to the term "Partnership Minimum Gain" in Regulations Section 1.704-2(d).

        ARTICLE 1.16 "Corporations Code" shall mean the California Corporations Code, as amended from time to time, and the provisions of succeeding law.

        ARTICLE 1.17 "Dissolution Event" shall mean with respect to all Managers who are Members one or more of the following: the death, insanity, withdrawal, resignation, retirement, expulsion, bankruptcy or dissolution of any such Member-Managers.

        ARTICLE 1.18 "Distributable Cash" shall mean the amount of cash which the Managers deem available for distribution to the Members, taking into account all debts,


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liabilities, and obligations of IMMERSION then due, and working capital and other amounts which the Managers deem necessary for IMMERSION's business or to place into reserves for customary and usual claims with respect to such business.

        ARTICLE 1.19 "Economic Interest" shall mean the right to receive distributions of IMMERSION's assets and allocations of income, gain, loss, deduction, credit and similar items from IMMERSION pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of IMMERSION, or except as provided in Section 17106 of the Corporations Code, any right to information concerning the business and affairs of IMMERSION.

        ARTICLE 1.20 "Fiscal Year" shall mean IMMERSION's fiscal year, which shall be the calendar year.

        ARTICLE 1.21 "Income" and "Losses" The IMMERSION's "Income" and "Losses" shall be determined as of December 31 or any other year end of each year of IMMERSION, and shall be deemed to mean the income and losses of IMMERSION for federal income tax purposes as determined by the Managers on the advice of the certified public accountant who prepares the company's federal income tax returns. "Income" shall include income exempt from federal income taxation and "Losses" shall include expenditures described in Section 705(a)(2)(B) of the Code or treated as such under Regulations Section 1.704-1(b). Income or Losses upon the disposition of any property contributed to IMMERSION shall be determined with respect to the book basis of such property instead of its income tax basis. Any items of gross income allocated pursuant to Articles 6.2B or 6.2C shall be excluded in determining Income or Losses for the years in which allocated.

        ARTICLE 1.22 "Majority Interest" shall mean those Members who hold a majority of the Percentage Interests which all Members who are not defaulting Members hold.

        ARTICLE 1.23 "Manager" shall mean each of the persons named as Managers on Exhibit A, or any other persons that succeed any of them as a manager of IMMERSION.

        ARTICLE 1.24 "Member" shall mean each Person who (a) is an initial signatory to this Agreement, has been admitted to IMMERSION as a Member in accordance with the Articles or this Agreement or is an Assignee who has become a Member in accordance with Article 7, and (b) has not ceased to be a Member for any reason.

        ARTICLE 1.25 "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

        ARTICLE 1.26 "Member Nonrecourse Deductions" shall mean items of IMMERSION loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.


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        ARTICLE 1.27 "Membership Interest" shall mean a Member's entire interest in IMMERSION including the Member's Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of IMMERSION.

        ARTICLE 1.28 "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

        ARTICLE 1.29 "Percentage Interest" shall mean the percentage of a Member as of any relevant date determined by dividing a Member's Units by the total outstanding Units as of that date, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

        ARTICLE 1.30 "Person" shall mean an individual, partnership, limited partnership, limited liability company, corporation, trust, estate, association or any other entity.

        ARTICLE 1.31 "Preferred Stock" has the meaning set forth in Article 7.8.

        ARTICLE 1.32 "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

        ARTICLE 1.33 "Tax Matters Partner" (as defined in Code Section 6231) shall be Timothy Lacey or his successor as designated pursuant to Article 8.8.

        ARTICLE 1.34 "Unit" means a Unit held as a Class 1 or Class 2 Member in IMMERSION, as applicable.

        ARTICLE 1.35 "Unreturned Capital" means the excess of a Member's aggregate Capital Contributions to IMMERSION over the aggregate distributions to the Member under Article 6.4, as such excess may vary from time to time.

                                   ARTICLE 2.

                             ORGANIZATIONAL MATTERS

        ARTICLE 2.1 Formation. The Members have formed a California limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State and entering into this Agreement, which Agreement shall be deemed effective as of the date of this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligation of any Member are different by reason of any provision of this Agreement than they would be in the


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absence of such provision, this Agreement shall, to the extent permitted by the
Act, control.

        ARTICLE 2.2 Name. The name of IMMERSION shall be "MicroScribe, LLC." The business of IMMERSION may be conducted under that name or, upon compliance with applicable laws, any other name that the Managers deem appropriate or advisable.

        ARTICLE 2.3 Term. The term of this Agreement commenced on the filing of the Articles and shall continue until December 31, 2047, unless extended or sooner terminated as hereinafter provided.

        ARTICLE 2.4 Office and Agent. The IMMERSION shall continuously maintain an office and registered agent in the State of California. The principal office of IMMERSION shall be at 2158 Paragon Drive, San Jose, California or as the Managers may determine. The IMMERSION may also have such offices, anywhere within and without the State of California, as the Managers may determine from time to time, or the business of IMMERSION may require. The registered agent shall be as stated in the Articles or as otherwise determined by the Managers.

        ARTICLE 2.5 Addresses of the Members and the Managers. The respective addresses of the Members and the Managers are set forth on Exhibit A. A Member may change the Member's address upon notice thereof to the Managers.

        ARTICLE 2.6 Purpose and Business of IMMERSION. The purpose of IMMERSION is to engage in any lawful activity for which a limited liability company may be organized under the Act.

                                   ARTICLE 3.

                              CAPITAL CONTRIBUTIONS

        ARTICLE 3.1 Initial Capital Contributions.

               A. Immersion Corporation. Immersion Corporation, a California corporation ("Immersion") shall contribute to IMMERSION all of its right, title and interest in and to certain hardware, software, know-how, patent rights and trademarks related to three dimensional ("3D") digitizing technology, specifically including the assets described on Exhibit C, subject to all of the liabilities related thereto, in exchange for One Thousand (1,000) Units as a Class 1 Member and Ninety-Eight Thousand Nine Hundred Ninety-Nine (98,999) Units as a Class 2 Member. Upon its execution of this Agreement, Immersion shall receive a credit to its Capital Account in the amount set forth on Exhibit A. The Members acknowledge their understanding that Immersion intends to declare a dividend and distribute all of its Class 2 Member Units to its shareholders.

               B. Other Member. The Capital Contribution of the other Class 2 Member as


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set forth on Exhibit A will be paid in cash. The Class 2 Member will receive One
Unit for One Cent ($.01) contributed to IMMERSION as a Class 2 Member, and receive a corresponding credit to the Member's Capital Account as and when the Member's contribution is made.

        ARTICLE 3.2 Additional Capital Contributions. No Member shall be required to make any additional Capital Contributions. To the extent approved by the Managers and a Majority Interest, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire. If the Managers determine that such additional Capital Contributions are necessary or appropriate for the conduct of IMMERSION's business, including without limitation, expansion or diversification. In that event, the Members desiring to make such contributions shall have the opportunity, but not the obligation, for a period of up to twenty (20) days from receipt of written notice from IMMERSION of the opportunity, to participate in such additional Capital Contributions for additional Units on a pro rata basis in accordance with their Percentage Interests. Each Member shall receive a credit to the Member's Capital Account in the amount of any additional capital which he contributes to IMMERSION. Immediately following any such Capital
Contributions, the Percentage Interests shall be as adjusted by the Managers as agreed by a Majority Interest.

        ARTICLE 3.3 No Interest. No Member shall be entitled to receive any interest on the Member's Capital Contributions.

                                   ARTICLE 4.

                                     MEMBERS

        ARTICLE 4.1 Limited Liability. Except as expressly set forth in this Agreement or required by law, no Member shall be personally liable for any debt, obligation, or liability of IMMERSION, whether that liability or obligation arises in contract, tort, or otherwise.

        ARTICLE 4.2 Admission of Additional Members.

               A. Subject to Article 4.2B, the Managers may issue additional Membership Interests and admit additional Members to IMMERSION. Any additional Members shall obtain Membership Interests and Units and will participate in the management, Income and Losses, and distributions of IMMERSION on such terms as are determined by the Managers and approved by a Majority Interest.

               B. If at any time IMMERSION should desire to issue any additional Membership Interests approved pursuant to Article 4.2A, it shall give the Members notice of the first right to purchase the Member's pro rata share (or any part thereof) of all such offered Membership Interests, on the same terms and subject to the same conditions, as IMMERSION is willing to sell such Membership Interests to any other person (the "Right of First Refusal Notice"). Each Member's pro rata share shall be such Member's Percentage Interest immediately


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prior to the offering.

                      (i) Within twenty (20) days after receipt of the Right of First Refusal Notice, each Member shall notify IMMERSION whether such Member desires to exercise the option to purchase the Member's pro rata share (or any part thereof) of the Membership Interests so offered.

                      (ii) After termination of the twenty (20) day period specified in Article 4.2B(i) above, IMMERSION may, during a period of ninety
(90) days following the end of such twenty (20) day period, sell and issue such Membership Interests as to which no Member indicates a desire to purchase pursuant to the Member's Right of First Refusal Notice to other persons, upon the same terms and conditions as those set forth in the Right of First Refusal Notice to the Members.

                      (iii) If the Member gives IMMERSION notice that the Member desires to purchase any of the Membership Interests offered by IMMERSION, payment for the Membership Interests shall be by check or wire transfer against delivery of the Membership Interests at the executive offices of IMMERSION within ten (10) days after giving IMMERSION such notice, or, if later, the closing date for the sale of such Membership Interests. The IMMERSION shall take all the action as may be required by any regulatory authority in connection with the exercise by such Member of the Right of First Refusal.

                      (iv) The Right of First Refusal contained in this Article
4.2 shall not apply to the issuance by IMMERSION of Membership Interests (i) to employees, officers, directors or consultants of IMMERSION when approved by the Managers, (ii) as part of an acquisition by IMMERSION of all or substantially all of the assets or shares of another company or entity whether through a merger, exchange, reorganization or the like, or (iii) pursuant to equipment financing or leasing arrangements or in connection with strategic partnering transactions approved by the Managers.

                      (v) A Member shall have the right to assign the Member's Right of First Refusal to an Affiliate of the Member.

        ARTICLE 4.3 Withdrawals or Resignations. Any Member who is under an obligation to render services to IMMERSION may withdraw or resign as a Member at any time upon sixty (60) days prior written notice to IMMERSION, without prejudice to the rights, if any, of IMMERSION or the other Members under any contract to which the withdrawing Member is a party. Upon such withdrawal, such Member's Membership Interest shall terminate pursuant to Article 4.4. No other Member may withdraw or resign from IMMERSION.

        ARTICLE 4.4 Termination of Membership Interest. Upon (a) the transfer of a Member's Membership Interest in violation of Article 7 or (b) the withdrawal or resignation of a Member in accordance with Article 4.3, the Membership Interest of a Member shall be terminated by the Managers and thereafter that Member shall be an Assignee only. Each Member acknowledges


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and agrees that such termination or purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

        ARTICLE 4.5 Competing Activities.

               A. Except as provided in Article 5.6 with regard to Managers, during the term of IMMERSION, the Members and their officers, directors, shareholders, partners, members, managers, agents, employees and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to IMMERSION's business and that might be in direct or indirect competition with IMMERSION. Neither IMMERSION nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom.

               B. Except as provided in Article 5.6 with regard to Managers, during the term of IMMERSION, the Members and their officers, directors, shareholders, partners, members, managers, agents, employees and Affiliates shall not be obligated to present any investment opportunity or prospective economic advantage to IMMERSION. Neither IMMERSION nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom.

        ARTICLE 4.6 Transactions With The IMMERSION. Subject to any limitations set forth in this Agreement and with the prior approval of the Managers, a Member may lend money to and transact other business with IMMERSION. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

        ARTICLE 4.7 Remuneration To Members. Except as otherwise specifically provided in this Agreement, no Member is entitled to remuneration for acting in IMMERSION business.

        ARTICLE 4.8 Members Are Not Agents. Pursuant to Article 5.1 and the Articles, the management of IMMERSION is vested in the Managers. The Members shall have no power to participate in the management of IMMERSION except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. No Member, acting solely in the capacity of a Member, is an agent of IMMERSION nor does any Member, unless expressly and duly authorized in writing to do so by a Manager or Managers, have any power or authority to bind or act on behalf of IMMERSION in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

        ARTICLE 4.9 Voting Rights. Except as expressly provided in this Agreement or the Articles, Members shall have no voting, approval or consent rights. Members shall have the right to approve or disapprove matters as specifically stated in this Agreement, including the following:

               A. Approval by Members Holding a Majority Interest. Except as set forth in


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Article 5.3B, in all matters in which a vote, approval or consent of the Members is required, a vote, consent or approval of a Majority Interest (or, in instances in which there are defaulting or remaining members, non-defaulting or remaining Members who hold a majority of the Percentage Interests held by all non-defaulting or remaining Members) shall be sufficient to authorize or approve such act.

               B. Other Voting Rights. Members may vote, consent or approve to the extent and on the terms provided in this Agreement including, but not limited to, as provided in the following Articles:

                        (i)     Article 3.2 on additional Capital Contributions;

                        (ii) Article 4.2 on issuance of additional Membership interests;

                        (iii) Article 5.2 on election and removal of a Manager;

                        (iv)    Article 5.3B on reorganization of IMMERSION;

                        (v) Article 5.3B on other limitations on the Managers' authority;

                        (vi) Article 5.7 on transactions with the Managers and Affiliates of the Managers;

                        (vii) Article 5.9A on management fees payable to Managers;

                        (viii)  Article 7.1 on Transfer of Interests;

                        (ix)    Articles 9.1 and 9.2 on dissolving IMMERSION;
                                and

                        (x) Article 12.14 on any amendment to the Articles or this Agreement.

        ARTICLE 4.10 Meetings of Members. No meetings of the Members are required. If Meetings are held, they shall be called, written notice shall be given or waived, a quorum shall be constituted, action shall be valid or consented to, an agent or written proxy may be utilized, and participation may be through the use of conference telephones or otherwise, all in accordance with Corporations Code Section 17104. The Managers shall appoint a Person to preside at the meeting and act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute book of IMMERSION. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing is signed and delivered to IMMERSION in accordance with Corporations Code Section 17104. All such written consents shall be maintained in IMMERSION's records.


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        ARTICLE 4.11 Certificate of Membership Interest.

               A. A Membership Interest shall be represented by a certificate of membership. The exact contents of a certificate of membership may be determined by action of the Managers but shall be issued substantially in conformity with the following requirements. The certificates of membership shall be respectively numbered serially, as they are issued and shall be signed by the Managers or officers of IMMERSION. Each certificate of membership shall state the name of IMMERSION, the fact that IMMERSION is organized under the laws of the State of California as a limited liability company, the name of the person to whom issued, the date of issue, and the number of Units and the Class of Units represented thereby.

               B. All certificates of membership surrendered to IMMERSION for transfer shall be cancelled and no new certificates of membership shall be issued in lieu therefor until the former certificates for a like number of Membership Interests shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen, or destroyed certificates.

               C. Any Member claiming that the Member's certificate of membership is lost, stolen, or destroyed may make an affidavit or affirmation of that fact and request a new certificate. Upon the giving of a satisfactory indemnity to IMMERSION as reasonably required by the Managers, a new certificate may be issued of the same tenor and representing the same number of Units of membership of the particular Class as was represented by the certificate alleged to be lost, stolen or destroyed.

                                   ARTICLE 5.

                      MANAGEMENT AND CONTROL OF THE COMPANY

        ARTICLE 5.1 Management of IMMERSION by Managers.

               A. Exclusive Management by Managers. Subject to the provisions of this Agreement relating to actions required to be approved by the Members, the business, property and affairs of IMMERSION shall be managed and all powers of IMMERSION shall be exercised by or under the direction of the Managers acting by majority vote. Notwithstanding the foregoing, the Managers may delegate to officers of the LLC the authority to carry out day-to-day functions of IMMERSION, pursuant to the direction and policies established by the Managers.

               B. Agency Authority of Managers. Subject to Article 5.3B, any Manager, acting alone, is authorized to endorse checks, drafts, and other evidences of indebtedness ("Instruments") made payable to the order of IMMERSION, but only for the purpose of depositing such Instruments into IMMERSION's accounts. All Instruments obligating IMMERSION to pay money in an amount less than Ten Thousand Dollars ($10,000.00) may be signed by any one Manager, acting alone. All Instruments obligating IMMERSION to pay money in an amount more than Ten Thousand Dollars ($10,000.00) must be signed on behalf of IMMERSION by two (2) Managers acting together.

               C. Meetings of Managers. The provisions of this Article 5.1C govern meetings of the Managers if the Managers elect, in their discretion, to hold meetings. Meetings of the Managers may be called by any Manager or by the chairperson, president, any vice-president or the secretary. All meetings shall be held upon four (4) days notice by mail or forty-eight (48) hours notice (or upon such shorter notice period if necessary under the circumstances) delivered personally or by telephone, telegraph or facsimile. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with IMMERSION records or made a part of the minutes of the meeting. A majority of the Managers present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Managers who are not present at the time of the adjournment. Meetings of the Managers may be held at any place within or without the State of California which has been designated in the notice of the meeting or at such place as may be approved by the Managers. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. A majority of the number of Managers constitutes a quorum of the Managers for the transaction of business. Except to the extent that this Agreement expressly requires the approval of all Managers, every act or decision done or made by a majority of the Managers present at a meeting duly held at which a quorum is present is the act of the Managers. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers, if any action taken is approved by at least a majority of the required quorum for such meeting.

        Any action required or permitted to be taken by the Managers may be taken by the Managers without a meeting, if a majority of the Managers individually or collectively consent in writing to such action, unless the action requires the unanimous vote of the Managers, in which case all Managers must consent in writing. Such action by written consent shall have the same force and effect as a majority vote or unanimous vote, as applicable, of such Managers.

        ARTICLE 5.2 Election of Managers.

               A. Number, Term and Qualifications. The IMMERSION shall initially have three (3) Managers who are as set forth on Exhibit A. The number of Managers of IMMERSION shall be fixed from time to time by the Managers, provided that in no instance shall there be less than one Manager and provided further that if the number of Managers is reduced from more than one to one, the Articles shall be amended to so state, and if the number of Managers is increased to more than one, the Articles shall be amended to delete the statement that IMMERSION has only one Manager. Unless he resigns or is removed, each Manager shall hold office until a successor shall have been elected and qualified. Managers shall be elected by the affirmative vote or written consent of the Managers, by majority vote. A Manager need not be a Member, an individual, a resident of the State of California, or a citizen of the United States.

               B. Resignation. Any Manager may resign at any time by giving written notice to the Members and remaining Managers without prejudice to the rights, if any, of IMMERSION under any contract to which the Manager is a party. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

               C. Removal. Any Manager may be removed at any time, with or without cause, by the affirmative vote of a Majority Interest at a meeting called expressly for that purpose, or by the written consent of a Majority Interest. Any removal shall be without prejudice to the rights, if any, of the Manager under any employment contract and, if the Manager is also a Member, shall not affect the Manager's rights as a Member or constitute a withdrawal of a Member. Any Manager may also be removed at any time, with cause, by the affirmative vote or written consent of a majority of the Managers. For purpose of this Article, "cause" shall mean fraud, gross negligence, willful misconduct, embezzlement or a material breach of such Manager's obligations under this Agreement or any employment contract with IMMERSION.

               D. Vacancies. Any vacancy occurring for any reason in the number of Managers may be filled by the affirmative vote or written consent of the Managers.

        ARTICLE 5.3 Powers of Managers.

               A. Powers of Managers. Without limiting the generality of Article 5.1, but subject to Article 5.3B and to the express limitations set forth elsewhere in this Agreement, the Managers shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of IMMERSION, including, without limitation, the power to exercise on behalf and in the name of IMMERSION all of the powers described in Corporations Code Section 17003 including, without limitation, the power to:

                      (i) Acquire, purchase, renovate, improve, alter, rebuild, demolish, replace, and own real property and any other property or assets that the Managers determine is necessary or appropriate or in the interest of the business of IMMERSION, and to acquire options for the purchase of any such property;

                      (ii) Endorse checks, drafts, and other evidences of indebtedness made payable to the order of IMMERSION, but only for the purpose of deposit into IMMERSION's accounts.

                      (iii) Sell, exchange, lease, or otherwise dispose of the real property and other property and assets owned by IMMERSION, or any part thereof, or any interest therein;

                      (iv) Borrow money from any party including the Managers and their Affiliates, issue evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend, or change the terms of, or extend the time for the payment of any indebtedness or obligation of IMMERSION, and secure such indebtedness by mortgage, deed of trust, pledge, security interest, or other lien on IMMERSION assets;

                      (v) Guarantee the payment of money or the performance of any contract or obligation of any Person;

                      (vi) Sue on, defend, or compromise any and all claims or liabilities in favor of or against IMMERSION; submit any or all such claims or liabilities to arbitration; and

                      (vii) Retain legal counsel, auditors, and other professionals in connection with IMMERSION business and to pay therefor such remuneration as the Managers may determine.

               B. Limitations on Power of Managers. Notwithstanding any other provisions of this Agreement, no debt or liability of more than Ten Thousand Dollars ($10,000.00) may be contracted on behalf of IMMERSION except by the written consent of a majority of the Managers. Additionally, the Managers shall not have authority hereunder to cause IMMERSION to engage in the following transactions without first obtaining the affirmative vote or written consent of a Majority Interest (or all of the Members to the extent required by Article 5.3B(ii)):

                      (i) The sale, exchange or other disposition of all, or substantially all, of IMMERSION's assets occurring as part of a single transaction or plan, or in multiple transactions over a twelve (12) month period, except in the orderly liquidation and winding up of the business of IMMERSION upon its duly authorized dissolution;

                      (ii) The merger of IMMERSION with another limited liability company or limited partnership; provided in no event shall a Member be required to become a general partner in a merger with a limited partnership without the Member's express written consent or unless the agreement of merger provides each Member with the dissenter's rights described in the Act;

                      (iii) The merger of IMMERSION with a corporation or a general partnership or other Person;

                      (iv) The establishment of different classes of Members;

                      (v) Transactions between IMMERSION and one or more of the

Managers or Members or one or more of any Manager's or Member's Affiliates, or transactions in which one or more Managers or Members, or one or more of any Manager's or Member's Affiliates, has a material financial interest;

                      (vi) Without limiting subsection (v), the lending of money by IMMERSION to any Manager, Member, or officer;

                      (vii) Any act which would make it impossible to carry on the ordinary business of IMMERSION.

                      (viii) The confession of a judgment against IMMERSION;

                      (ix) To file a bankruptcy petition on behalf of IMMERSION;

and

                      (x) Any other transaction described in this Agreement as requiring the vote, consent, or approval of the Members.

        ARTICLE 5.4 Performance of Duties; Liability of Managers. A Manager shall not be liable to IMMERSION or to any Member for any loss or damage sustained by IMMERSION or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager. The Managers shall perform their managerial duties in good faith, in a manner they reasonably believe to be in the best interests of IMMERSION and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of IMMERSION.

        In performing their duties, the Managers shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Managers act in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

               A. One or more officers, employees or other agents of IMMERSION whom the Managers reasonably believe to be reliable and competent in the matters presented,

               B. Any attorney, independent accountant, or other person as to matters which the Managers reasonably believe to be within such person's professional or expert competence; or

               C. A committee upon which the Managers do not serve, duly designated in accordance with a provision of the Articles or this Agreement, as to matters within its designated authority, which committee the Managers reasonably believe to merit competence.

        ARTICLE 5.5 Devotion of Time. The Managers, in their capacity as Managers, shall devote whatever time, effort, and skill as they deem appropriate for the operation of IMMERSION.

        ARTICLE 5.6 Competing Activities.

               A. The Managers and their officers, directors, shareholders, partners, members, managers, agents, employees and Affiliates may not engage or invest in, independently or with others, any Competing Ventures except for Competing Ventures which have been disclosed to the Managers upon acceptance of the position as a Manager. For this purpose, "Competing Ventures" are those business activities that are the same as or similar to IMMERSION's business and that might be in direct or indirect competition with IMMERSION. Neither IMMERSION nor any Member shall have any right in or to non-Competing Ventures or activities or to the income or proceeds derived therefrom.

               B. The Managers shall not be obligated to present any investment opportunity or prospective economic advantage to IMMERSION, unless the opportunity is of the character that, if presented to IMMERSION, could be taken by IMMERSION. The Managers shall have the right to hold any other investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than IMMERSION. Neither IMMERSION nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom which the Managers are not obligated to present to IMMERSION.

        ARTICLE 5.7 Transactions between IMMERSION and the Managers. Notwithstanding that it may constitute a conflict of interest, the Managers may, and may cause their Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with IMMERSION so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to IMMERSION and are at least as favorable to IMMERSION as those that are generally available from Persons capable of similarly performing them and in similar transactions between parties operating at arm's length, and provided that Members holding a majority of the Percentage Interests and having no interest in such transaction (other than their interests as Members) affirmatively vote or consent in writing to approve the transaction.

        A transaction between the Managers and/or their Affiliates, on the one hand, and IMMERSION, on the other hand, shall be conclusively determined to constitute a transaction on terms and conditions, on an overall basis, fair and reasonable to IMMERSION and at least as favorable to IMMERSION as those generally available in a similar transaction between parties operating at arm's length if a Majority Interest of the Members holding a majority of the Percentage Interests and having no interest in such transaction (other than their interests as Members) affirmatively vote or consent in writing to approve the transaction. Notwithstanding the foregoing, the Managers shall not have any obligation, in connection with any such transaction between IMMERSION and the Managers or an Affiliate of the Managers, to seek the consent of the Members.

        ARTICLE 5.8 Payments to Managers. Except agreed on by all Managers, no Manager or Affiliate of a Manager is entitled to remuneration for services rendered or goods provided to IMMERSION. The Managers have initially agreed that each of them shall receive a salary equal to One Thousand Dollars ($1,000) per quarter for each Fiscal Year. The Managers and their Affiliates shall receive only the following payments:

               A. Services Performed by Managers or Affiliates. The IMMERSION shall pay the Managers or Affiliates of the Managers for services rendered or goods provided to IMMERSION to the extent that the Managers are not required to render such services or goods themselves without charge to IMMERSION, and to the extent that the fees paid to such Managers or Affiliates do not exceed the fees that would be payable to an independent responsible third party that is willing to perform such services or provide such goods.

               B. Expenses. The IMMERSION shall reimburse the Managers and their Affiliates for the actual cost of materials used for or by IMMERSION. The IMMERSION shall also pay or reimburse the Managers or their Affiliates for organizational expenses (including, without limitation, legal and accounting fees and costs) incurred to form IMMERSION and prepare and file the Articles and this Agreement. Except as agreed on by the Managers, the Managers and their Affiliates shall not be reimbursed by IMMERSION for the following expenses:
(i) salaries, compensation and fringe benefits of directors, officers or employees of the Managers or their Affiliates; (ii) overhead expenses of the Managers or their Affiliates, including, without limitation, rent and general office expenses.

        ARTICLE 5.9 Officers. The Managers may appoint officers at any time. The officers of IMMERSION, if deemed necessary by the Managers, may include a chairperson, president, vice president, secretary, and chief financial officer. The officers shall serve at the pleasure of the Managers, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer need be a resident of the State of California or citizen of the United States. If a Manager is not an individual, such Manager's officers may serve as officers of IMMERSION if elected by the Managers. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Managers.

        ARTICLE 5.10 Limited Liability. No person who is a Manager or officer or both a Manager and officer of IMMERSION shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of IMMERSION, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager or officer or both a Manager and officer of IMMERSION.

        ARTICLE 5.11 Membership Interests of Managers. Except as otherwise provided in this Agreement, Membership Interests held by the Managers as Members shall entitle each Manager to all the rights of a Member, including without limitation the economic, voting, information and inspection rights of a Member.

                                   ARTICLE 6.

                        ALLOCATIONS OF INCOME AND LOSSES
                                AND DISTRIBUTIONS

        ARTICLE 6.1 Allocations of Income and Losses.

               A. Income and Losses from Normal Business Operations. Income and Losses other than from a Capital Event shall be allocated to the Members based on their Percentage Interests. Notwithstanding the previous sentence, Loss allocations to a Member shall be made only to the extent that such Loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member's share of IMMERSION Minimum Gain. Any Loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of Losses under this Article 6.1.A). Any Loss reallocated under this Article 6.1.A shall be taken into account in computing subsequent allocations of Income and Losses pursuant to this Article 6, so that the net amount of any item so allocated and the Income and Losses allocated to each Member pursuant to this Article 6, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article 6 if no reallocation of Losses had occurred under this Article 6.1.A.

               B. Income from a Capital Event. Income from a Capital Event shall be allocated (1) first to the Members in proportion to and to the extent of the Members' respective Unreturned Capital Contributions; and (2) the balance to the Members according to their respective Percentage Interests.

               C. Losses from a Capital Event. Losses from a Capital Event shall be allocated (1) first to the Members in proportion to and to the extent of the credit balances in their respective Capital Accounts and (2) the balance to the Members according to their Percentage Interests.

        ARTICLE 6.2 Compliance with Allocation Requirements of the Code.

               A. Allocations of book and tax items with respect to property contributed by any Member shall be made solely for federal income tax purposes as required by Section 704(c) of the Code using the traditional method. Following any revaluation of IMMERSION's assets and the adjustment of any Member's Capital Account pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) to reflect such revaluation, the Members' Capital Accounts shall be adjusted for various items as computed for book purposes with respect to such revalued assets as required by Regulations Section 1.704-1(b) and the Members' shares of such items as computed for tax purposes with respect to such items shall be determined as required by Regulations

Section 1.701-1(b).

               B. Any provisions as are required to have a "qualified income" offset within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d), or any successor thereto, and the provisions of that Section defining a qualified income offset are included in this Agreement.

               C. Notwithstanding any other provision of this Agreement to the contrary, if in any year there is a net decrease in the amount of IMMERSION's Minimum Gain (within the meaning of Regulations Section 1.704-2(d)), or any successor thereto, then each Member shall first be allocated items of gross income for such year equal to that Member's share of the net decrease in IMMERSION Minimum Gain (within the meaning of Regulations Section 1.704-2(g)(1), or any successor thereto).

               D. Any allocations of items of Income or Loss pursuant to Articles 6.2B or C shall be taken into account in computing subsequent allocations of Income or Losses pursuant to Article 6.1 so that the net amounts of the allocations under this Article 6 shall, to the maximum extent possible, be equal to the net amounts that would have been allocated pursuant to this
Article 6 if there had been no allocations pursuant to Articles 6.2B or C.

        ARTICLE 6.3 Allocation of Income and Losses and Distributions in Respect of a Transferred Interest. If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of IMMERSION, Income or Losses for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon his or her respective Economic Interest at the close of such day.

        However, for the purpose of accounting convenience and simplicity, IMMERSION shall treat a transfer of, or an increase or decrease in, an Economic Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, of decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15th day of the month).

        Notwithstanding any provision above to the contrary, gain or loss of IMMERSION realized in connection with a sale or other disposition of any of the assets of IMMERSION shall be allocated solely to the parties owning Economic Interests as of the date such sale or other disposition occurs.

        ARTICLE 6.4 Distributions of Distributable Cash by IMMERSION. Subject to applicable law and any limitations contained elsewhere in this Agreement, the Managers may elect from time to time to distribute Distributable Cash to the Members, which distributions other than on dissolution of IMMERSION shall be made to the Members as indicated below. All such distributions shall be made only to the Persons who, according to the books and records of IMMERSION, are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Subject to Article 6.6, neither IMMERSION nor any Manager shall incur any liability for making distributions in accordance with this Article 6.4.

               A. Distributable Cash from Normal Business Operations. Distributable Cash arising from other than a Capital Event shall be distributed to the Members according to their Percentage Interests.

               B. Distributable Cash from Capital Events. Distributable Cash arising from a Capital Event shall be distributed (1) first to the Members, in proportion to and to the extent of the Members' Unreturned Capital Contributions and (2) the balance to the Members according to their respective Percentage Interests.

        ARTICLE 6.5 Form of Distribution. A Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from IMMERSION in any form other than money. Except as provided in
Article 9.4, no Member may be compelled to accept from IMMERSION a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members and no Member may be compelled to accept a distribution of any asset in kind.

        ARTICLE 6.6 Restriction on Distributions.

               A. No distribution shall be made if, after giving effect to the distribution:

                      (i) The IMMERSION would not be able to pay its debts as they become due in the usual course of business; or

                      (ii) The IMMERSION's total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if IMMERSION were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

               B. The Managers may base a determination that a distribution is not prohibited on any of the following:

                      (i) Financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances;

                      (ii) A fair valuation; or

                      (iii) Any other method that is reasonable in the circumstances.

Except as provided in Corporations Code Section 17254(e), the effect of a distribution is measured as of the date the distribution is authorized if the payment occurs within 120 days after the date of authorization, or the date payment is made if it occurs more than 120 days of the date of authorization.

               C. A Member or Manager who votes for a distribution in violation of this Agreement or the Act is personally liable to IMMERSION for the amount of the distribution that exceeds what could have been distributed without violating this Agreement or the Act if it is established that the Member or Manager did not act in compliance with this Article 6.6 or Article 9.6. Any Member or Manager who is so liable shall be entitled to compel contribution from
(i) each other Member or Manager who also is so liable and (ii) each Member for the amount the Member received with knowledge of facts indicating that the distribution was made in violation of this Agreement or the Act.

        ARTICLE 6.7 Return of Distributions. Members and Assignees who receive distributions made in violation of the Act or this Agreement shall return such distributions to IMMERSION. Except for those distributions made in violation of the Act or this Agreement, no Member or Assignee shall be obligated to return any distribution to IMMERSION or pay the amount of any distribution for the account of IMMERSION or to any creditor of IMMERSION. The amount of any distribution returned to IMMERSION by a Member or Assignee or paid by a Member or Assignee for the account of IMMERSION or to a creditor of IMMERSION shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Assignee.

        ARTICLE 6.8 Obligations of Members to Report. The Members are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of IMMERSION Income and Loss for income tax purposes.

                                   ARTICLE 7.

                      TRANSFER AND ASSIGNMENT OF INTERESTS

        ARTICLE 7.1 Transfer and Assignment of Interests. No Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of the Member's Membership Interest (collectively, "transfer") except with the prior written consent of the Managers who are Members or if there is only one Manager who is a Member, with the prior consent of a Majority Interest, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the Managers who are Members or Majority Interest, as applicable, may determine in their sole and absolute discretion. Transfers in violation of this Article 7 shall only be effective to the extent set forth in Article 7.7. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

        ARTICLE 7.2 Further Restrictions on Transfer of Interests. In addition to other restrictions found in this Agreement, no Member shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of the Member's Membership Interest: (i) without compliance with Article 11.9, or (ii) if the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding twelve (12) consecutive months prior thereto, would cause the tax termination of IMMERSION under Code Section 708(b)(1)(B).

        ARTICLE 7.3 Substitution of Members. An Assignee of a Membership Interest shall have the right to become a substitute Member only if (i) the requirements of Articles 7.1 and 7.2 are met, (ii) the Assignee executes an instrument satisfactory to the Managers accepting and adopting the terms and provisions of this Agreement, and (iii) the Assignee pays any reasonable expenses in connection with the Assignee's admission as a new Member. The admission of an Assignee as a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to IMMERSION.

        ARTICLE 7.4 Permitted Transfers. The Membership Interest of any Member may be transferred to any other Member, subject to compliance with Article 7.2, and without the prior written consent of the Members or Managers. The Economic Interest of any Member may be transferred subject to compliance with Article 7.2 by the Member (i) by inter vivos gift or by testamentary transfer to any spouse, parent, sibling, in-law, child or grandchild of the Member, or to a trust for the benefit of the Member or such spouse, parent, sibling, in-law, child or grandchild of the Member, or (ii) to any Affiliate of the Member; it being agreed that, in executing this Agreement, each Member has consented to such transfers.

        ARTICLE 7.5 Effective Date of Permitted Transfers. Any permitted transfer of all or any portion of a Membership Interest or an Economic Interest shall be effective as of the date provided in Article 6.3 following the date upon which the applicable requirements of Articles 7.1, 7.2 and 7.3 have been met. The Managers shall provide the Members with written notice of such transfer as promptly as possible after the requirements of Articles 7.1, 7.2 and 7.3 have been met. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

        ARTICLE 7.6 Rights of Legal Representatives. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Articles or this Agreement to give an assignee the right to become a Member. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by the Member's legal representative or successor.

        ARTICLE 7.7 No Effect to Transfers in Violation of Agreement. Upon any transfer of a Membership Interest in violation of this Article 7, the transferee shall have no right to vote or participate in the management of the business, property and affairs of IMMERSION or to exercise any rights of a Member. Such transferee shall only be entitled to become an Assignee and thereafter shall only receive the share of one or more of IMMERSION's Income, Losses and distributions of IMMERSION's assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if, in the determination of the Managers, a transfer in violation of this Article 7 would cause the tax termination of IMMERSION under Code Section 708(b)(1)(B), the transfer shall be null and void and the purported transferee shall not become either a Member or an Assignee.

        Upon and contemporaneously with any transfer (whether arising out of an attempted charge upon that Member's Economic Interest by judicial process, a foreclosure by a creditor of the Member or otherwise) of a Member's Economic Interest (other than in accordance with Article 7.4) which does not at the same time transfer the balance of the rights associated with the Membership Interest transferred by the Member (including, without limitation, the rights of the Member to vote or participate in the management of the business, property and affairs of IMMERSION), IMMERSION shall purchase from the Member, and the Member shall sell to IMMERSION for a purchase price of $100, all remaining rights and interests retained by the Member that immediately before the transfer were associated with the transferred Economic Interest. Such purchase and sale shall not, however, result in the release of the Member from any liability to IMMERSION as a Member.

        Each Member acknowledges and agrees that the right of IMMERSION to purchase such remaining rights and interests from a Member who transfers a Membership Interest in violation of this Article 7 is not unreasonable under the circumstances existing as of the date hereof.

        ARTICLE 7.8 Right of First Refusal. Each time a Member proposes to transfer all or any part of his Membership Interest (or as required by operation of law or other involuntary transfer to do so) other than pursuant to Article 7.4, such Member shall first offer such Membership Interest to IMMERSION and the non-transferring Members in accordance with the following provisions:

               A. Such Member shall deliver a written notice ("Option Notice") to IMMERSION and the other Members stating (i) such Member's bona fide intention to transfer such Membership Interest, (ii) the Membership Interest to be transferred, (iii) the purchase price and terms of payment for which the Member proposes to transfer such Membership Interest and (iv) the name and address of the proposed transferee.

               B. Within thirty (30) days after receipt of the Option Notice, IMMERSION shall have the right, but not the obligation, to elect to purchase all or any part of the Membership Interest upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, IMMERSION may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Managers. If IMMERSION exercises such right within such thirty (30) day period, the Managers shall give written notice of that fact to the transferring and non-transferring Members.

               C. If IMMERSION fails to elect to purchase the entire Membership Interest proposed to be transferred within the thirty (30) day period described in Article 7.8, the non-transferring Members shall have the right, but not the obligation, to elect to purchase any remaining share of such Membership Interest upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Managers. Within sixty (60) days after receipt of the Option Notice, each non-transferring Member shall notify the Managers in writing of his desire to purchase a portion of the Membership Interest proposed to be so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Membership Interest which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such Membership Interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the Membership Interest being transferred. In the event any Member elects to purchase none or less than all of his pro rata share of such Membership Interest, then the other Members can elect to purchase more than their pro rata share.

               D. If IMMERSION and the other Members elect to purchase or obtain an or all of the Membership Interest designated in the Option Notice, then the closing of such purchase shall occur within ninety (90) days after receipt of such notice and the transferring Member, IMMERSION and/or the other Members shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase.

               E. If IMMERSION and the other Members elect not to purchase or obtain, or default in their obligation to purchase or obtain, all of the Membership Interest designated in the Option Notice, then the transferring Member may transfer the portion of the Membership Interest described in the Option Notice not so purchased, to the proposed transferee, providing such transfer (i) is completed within thirty (30) days after the expiration of IMMERSION's and the other Members' right to purchase such Membership Interest,
(ii) is made on terms no less favorable to the transferring Member than as designated in the Option Notice, and (iii) complies with Articles 7.1, 7.2 and
7.3 relating to consent of Managers and Members, securities and tax requirements; it being acknowledged by the Members that compliance with Article 7.8(a)-(d) does not otherwise entitle a Member to transfer his Membership Interest other than as provided in this Agreement. If such Membership Interest is not so transferred, the transferring Member must give notice in accordance with this Article prior to any other or subsequent transfer of such Membership Interest.

        ARTICLE 7.9 Transfers on Incorporation.

               A. Upon the affirmative vote or written consent of a Majority Interest, each Member will transfer all of the Member's right, title and interest in IMMERSION to a corporation (the "Corporation") in exchange for its stock in a transaction (hereinafter the "Section 351 Transaction") intended to qualify under Section 351 of the Code. If the requisite approval has been received, IMMERSION shall pay any and all organizational, legal and accounting expenses and filing fees incurred in connection with the Section 351 Transaction.

               B. In the event the requisite approval has been received as required by Article 7.9A, the Corporation shall issue its stock in the Section 351 Transaction as follows (the following assumes that in the 351 Transaction any stock to be issued by the Corporation would be issued only to the Members):

               C. The Class 1 Members, as a group, shall in exchange for their Units as Class 1 Members receive convertible Preferred Stock of the Corporation having the substantive rights and preferences summarized on Exhibit B attached hereto (the "Preferred Stock"). The Preferred Stock shall be initially convertible into common stock (the "Common Stock") of the Corporation which, immediately after the Section 351 Transaction, will represent that percentage of the Corporation's outstanding Common Stock which is equal to the total Percentage Interests of the Class 1 Members as Class 1 Members at the time of the Section 351 Transaction. That Preferred Stock will be allocated among such Class 1 Members based on their respective Percentage Interests as Class 1 Members at the time of the Section 351 Transaction.

               D. The Class 2 Members shall in exchange for their Units as Class 2 Members receive Common Stock which, immediately after the Section 351 Transaction, will initially represent that percentage of the Corporation's outstanding Common Stock (assuming conversion of the Preferred Stock) which is equal to the aggregate Percentage Interests of the Class 2 Members as Class 2 Members at the time of the Section 351 Transaction. That Common Stock will be allocated among such Class 2 Members based on their respective Percentage Interests as Class 2 Members at the time of the Section 351 Transaction.

                                   ARTICLE 8.

                    ACCOUNTING, RECORDS, REPORTING BY MEMBERS

        ARTICLE 8.1 Books and Records. The books and records of IMMERSION shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed by IMMERSION for federal income tax purposes. The books and records of IMMERSION shall reflect all IMMERSION transactions and shall be appropriate and adequate for IMMERSION's business. The IMMERSION shall maintain at its principal office in California all of the following:

               A. A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee;

               B. A current list of the full name and business or residence address of each Manager;

               C. A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

               D. Copies of IMMERSION's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

               E. A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

               F. Copies of the financial statements of IMMERSION, if any, for the six (6) most recent Fiscal Years; and

               G. The IMMERSION's books and records as they relate to the internal affairs of IMMERSION for at least the current and past six (6) Fiscal Years.

        ARTICLE 8.2 Delivery to Members and Inspection.

               A. Upon the request of any Member or Assignee for purposes reasonably related to the interest of that Person as a Member or Assignee, the Managers shall promptly deliver to the requesting Member or Assignee, at the expense of IMMERSION, a copy of the information required to be maintained under Articles 8.1 A, B and D, and a copy of this Agreement.

               B. Each Member, Manager and Assignee has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Manager or Assignee, to:

                      (i) inspect and copy during normal business hours any of IMMERSION records described in Articles 8.1A through G; and

                      (ii) obtain from the Managers, promptly after their becoming available, a copy of IMMERSION's federal, state, and local income tax or information returns for each Fiscal Year.

               C. Members representing at least five percent (5%) of the Percentage Interests, or three or more Members, make a written request to the Managers for an income statement of IMMERSION for the initial three-month, six-month, or nine-month period of the current Fiscal Year ended more than thirty (30) days prior to the date of the request, and a balance sheet of IMMERSION as of the end of that period. Such statement shall be accompanied by the report thereon, if any, of the independent accountants engaged by IMMERSION or, if there is no report, the certificate of a Manager that the statement was prepared without audit from the books and records of IMMERSION. If so requested, the statement shall be delivered or mailed to the Members within 30 days thereafter.

               D. Any request, inspection or copying by a Member or Assignee under this Article 8.2 may be made by that Person or that Person's agent or attorney.

               E. The Managers shall promptly furnish to a Member a copy of any amendment to the Articles or this Agreement executed by a Manager pursuant to a power of attorney from the Member.

        ARTICLE 8.3 Annual Statements.

               A. The Managers shall cause to be prepared at least annually, at IMMERSION expense, information necessary for the preparation of the Members' and Assignees' federal and state income tax returns. The Managers shall send or cause to be sent to each Member or Assignee within ninety (90) days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns, and, if IMMERSION has thirty-five
(35) or fewer Members, a copy of IMMERSION's federal, state, and local income tax or information returns for that year.

               B. The Managers shall cause to be filed at least annually with the California Secretary of State the statement required under California Corporations Code Section 17060.

        ARTICLE 8.4 Financial and Other Information. The Managers shall provide such financial and other information relating to IMMERSION or any other Person in which IMMERSION owns, directly or indirectly, an equity interest, as a Member may reasonably request. The Managers shall distribute to the Members, promptly after the preparation or receipt thereof by the Managers, any financial or other information relating to any Person in which IMMERSION owns, directly or indirectly, an equity interest, including any filings by such Person under the Securities Exchange Act of 1934, as amended, that is received by IMMERSION with respect to any equity interest of IMMERSION in such Person.

        ARTICLE 8.5 Filings. The Managers, at IMMERSION expense, shall cause the income tax returns for IMMERSION to be prepared and timely filed with the appropriate authorities. The Managers, at IMMERSION expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by IMMERSION with those entities under the Act or other then current applicable laws, rules, and regulations. If a Manager required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Manager or Member may prepare, execute and file that document with the California Secretary of State.

        ARTICLE 8.6 Bank Accounts. The Managers shall maintain the funds of IMMERSION in one or more separate bank accounts in the name of IMMERSION, and shall not permit the funds of IMMERSION to be commingled in any fashion with the funds of any other Person.

        ARTICLE 8.7 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managers. The Managers may rely upon the advice of the company's certified public accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

        ARTICLE 8.8 Tax Matters for IMMERSION Handled by Managers and Tax Matters Partner. The Managers shall from time to time cause IMMERSION to make such tax elections as they deem appropriate. The Tax Matters Partner shall represent IMMERSION (at IMMERSION's expense) in connection with all examinations of IMMERSION's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend IMMERSION funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee IMMERSION tax affairs in the overall best interests of IMMERSION but shall not have the right to agree to extend any statute of limitations without the approval of a Majority Interest. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member or Manager, as the case may be, a Majority Interest may designate another Member to be Tax Matters Partner.

                                   ARTICLE 9.

                           DISSOLUTION AND WINDING UP

        ARTICLE 9.1 Dissolution. The IMMERSION shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

               A. The happening of any event of dissolution specified in the Articles;

               B. The entry of a decree of judicial dissolution pursuant to Corporations Code Section 17351;

               C. The vote of a Majority Interest;

               D. The occurrence of a Dissolution Event and the failure of the Members to vote to continue the business of IMMERSION within ninety (90) days after the occurrence of such event; or

               E. The sale of all or substantially all of the assets of IMMERSION.

        ARTICLE 9.2 Certificate of Dissolution. As soon as possible following the occurrence of any of the events specified in Article 9.1, the Managers who have not wrongfully dissolved IMMERSION or, if none, the Members, shall execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file the Certificate as required by the Act.

        ARTICLE 9.3 Winding Up. Upon the occurrence of any event specified in
Article 9.1, IMMERSION shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managers who have not wrongfully dissolved IMMERSION or, if none, a Majority interest, shall be responsible for overseeing the winding up and liquidation of IMMERSION, shall take full account of the liabilities of IMMERSION and assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Article 9.6. The Persons winding up the affairs of IMMERSION shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of IMMERSION. The Managers or Members winding up the affairs of IMMERSION shall be entitled to reasonable compensation for such services.

        ARTICLE 9.4 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the Income or Loss that would have resulted if such asset were sold for such value, such Income or Loss shall then be allocated pursuant to Article 6, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Managers or by a Majority Interest if there is no Manager.

        ARTICLE 9.5 Order of Payment Upon Dissolution.

               A. After determining that all known debts and liabilities of IMMERSION, including, without limitation, debts and liabilities to Members who are creditors of IMMERSION, have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account Income and Loss allocations for IMMERSION's taxable year during which liquidation occurs. Such liquidating distributions shall be made by the end of IMMERSION's taxable year in which IMMERSION is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

               B. The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for if the payment has been provided for by either of the following means:

                      (i) Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Members or Managers to be adequate at the time of any distribution of the assets pursuant to this Article.

                      (ii) The amount of the debt or liability has been deposited as provided in Section 2008 of the Corporations Code.

        This Article 9.5B shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

        ARTICLE 9.6 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of IMMERSION for the return of his positive Capital Account balance and shall have no recourse for his Capital Contribution and/or share of Income (upon dissolution or otherwise) against the Managers or any other Member.

        ARTICLE 9.7 Certificate of Cancellation. The Managers or Members who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a Certificate of Cancellation of the Articles upon the completion of the winding up of the affairs of IMMERSION.

        ARTICLE 9.8 No Action for Dissolution. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of IMMERSION if any Member should bring an action in court to dissolve IMMERSION under circumstances where dissolution is not required by Article 9.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Economic Interests. Accordingly, except where the Managers have failed to liquidate IMMERSION as required by this Article 9 each Member hereby waives and renounces his or her right to initiate legal action to seek the appointment of a receiver or trustee to liquidate IMMERSION or to seek a decree of judicial dissolution of IMMERSION on the ground that (a) it is not reasonably practicable to carry on the business of IMMERSION in conformity with the Articles or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Article 9.9 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by IMMERSION to which such Member would otherwise be entitled.

                                   ARTICLE 10.

                          INDEMNIFICATION AND INSURANCE

        ARTICLE 10.1 Indemnification of Agents. The IMMERSION shall defend and indemnify any Member or Manager and may indemnify any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a Member, Manager, officer, employee or other agent of IMMERSION or that, being or having been such a Member, Manager, officer, employee or agent, he is or was serving at the request of IMMERSION as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Managers shall be authorized, on behalf of IMMERSION, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by IMMERSION hereunder, upon such terms and conditions as the Managers deem appropriate in their business judgment.

        ARTICLE 10.2 Insurance. The IMMERSION shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of IMMERSION against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not IMMERSION would have the power to indemnify such Person against such liability under the provisions of Article 10.1 or under applicable law.

                                   ARTICLE 11.

                             MEMBER REPRESENTATIONS

        Each Member hereby represents and warrants to, and agrees with, the Managers, the other Members, and IMMERSION as follows:

        ARTICLE 11.1 No Registration of Membership Interest. The Member acknowledges that the Membership Interest has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Corporate Securities Law of 1968, as amended, in reliance, in part, on his representations, warranties, and agreements herein.

        ARTICLE 11.2 Membership Interest in Restricted Security. The Member understands that the Membership Interest is a "restricted security" under the Securities Act in that the Membership Interest will be acquired from IMMERSION in a transaction not involving a public offering, and that the Membership Interest may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Membership Interest must be held indefinitely.

        ARTICLE 11.3 No Obligation to Register. The Member represents, warrants, and agrees that IMMERSION and the Managers are under no obligation to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist him in complying with any exemption from registration and qualification.

        ARTICLE 11.4 No Disposition in Violation of Law. Without limiting the representations set forth above, and without limiting Article 7 of this Agreement, he will not make any disposition of all or any part of the Membership Interest which will result in the violation by him or by IMMERSION of the Securities Act, the California Corporate Securities Law of 1968, or any other applicable securities laws. Without limiting the foregoing, he agrees not to make any disposition of all or any part of the Membership Interest unless and until:

               A. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

               B. (i) The Member has notified IMMERSION of the proposed disposition and has furnished IMMERSION with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Managers, he has furnished IMMERSION with a written opinion of counsel, reasonably satisfactory to IMMERSION, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

        ARTICLE 11.5 Legends. The Member understands that the certificates (if any) evidencing the Membership Interest may bear one or all of the following legends:

               A. "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN IN THE COMPANY'S OPERATING AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

               B. Any legend required by applicable state securities laws.

                                   ARTICLE 12.

                                  MISCELLANEOUS

        ARTICLE 12.1 Counsel to IMMERSION. Counsel to IMMERSION may also be counsel to any Manager or any Affiliate of a Manager. The Managers may execute on behalf of IMMERSION and the Members any consent to the representation of IMMERSION that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("Rules"). The IMMERSION has initially selected Gray Cary Ware & Freidenrich ("IMMERSION Counsel") as legal counsel to IMMERSION. Each Member acknowledges that IMMERSION Counsel does not represent any Member in the absence of a clear and explicit written agreement to such effect between the Member and IMMERSION Counsel, and that in the absence of any such agreement IMMERSION Counsel shall owe no duties directly to a Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and IMMERSION, or between any Members or IMMERSION, on the one hand, and a Manager (or Affiliate of a Manager) that IMMERSION Counsel represents, on the other hand, then each Member agrees that IMMERSION Counsel may represent either IMMERSION or such Manager (or his or her Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

        ARTICLE 12.2 Complete Agreement. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members and Managers with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members and Managers or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Articles will be binding on the Members or Managers or have any force or effect whatsoever. To the extent that any provision of the Articles conflict with any provision of this Agreement, the Articles shall control.

        ARTICLE 12.3 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

        ARTICLE 12.4 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and Managers and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

        ARTICLE 12.5 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Corporations Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

        ARTICLE 12.6 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

        ARTICLE 12.7 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his counsel.

        ARTICLE 12.8 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

        ARTICLE 12.9 Jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over him may be effected by service of process by registered or certified mail addressed as provided in Article 12.13 of this Agreement, and that when so made shall be as if served upon him personally within the State of California.

        ARTICLE 12.10 Exhibits. All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

        ARTICLE 12.11 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

        ARTICLE 12.12 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

        ARTICLE 12.13 Notices. Any notice to be given or to be served upon IMMERSION or any party hereto in connection with this Agreement must be in writing (which may include facsimile provided a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member or Manager at the address specified in Exhibit A hereto. Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

        ARTICLE 12.14 Amendments. All amendments to this Agreement will be in writing and signed by a Majority Interest. In the absence of any opinion of counsel as to the effect thereof, no amendment to this Agreement or the Articles shall be made which violates the Act or is likely to cause IMMERSION to be taxed as a corporation.

        ARTICLE 12.15 Reliance on Authority of Person Signing Agreement. If a Member is not a natural person, neither IMMERSION nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

        ARTICLE 12.16 No Interest in IMMERSION Property; Waiver of Action for Partition. No Member or Assignee has any interest in specific property of IMMERSION. Without limiting the foregoing, each Member and Assignee irrevocably waives during the term of IMMERSION any right that he may have to maintain any action for partition with respect to the property of IMMERSION.

        ARTICLE 12.17 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        ARTICLE 12.18 Attorney Fees. In the event that any dispute between IMMERSION and the Members or among the Members should result in litigation, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Article: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and
(5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

        ARTICLE 12.19 Time is of the Essence. All dates and times in this Agreement are of the essence.

        ARTICLE 12.20 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

        ARTICLE 12.21 Special Power of Attorney.

               A. Attorney in Fact. Each Member grants each Manager a special power of attorney irrevocably making, constituting, and appointing the Manager as the Member's attorney in fact, with all power and authority to act in the Member's name and on the Member's behalf to execute, acknowledge and deliver and swear to in the execution, acknowledgment, delivery and filing of the following documents:

                      (i) Assignments of Membership Interests or other documents of transfer to be delivered in connection with the transfer of a Membership Interest pursuant to Article 7.7;

                      (ii) Any consent to the representation of IMMERSION by counsel selected by the Managers as described in Article 12.1; and

                      (iii) Any amendment to this Agreement approved by a Majority Interest.

               B. Irrevocable Power. The special power granted in Article 12.21A: (i) is irrevocable, (ii) is coupled with an interest and (iii) shall survive a Member's death, incapacity or dissolution.

               C. Signatures. The Managers may exercise the special power of attorney granted in Article 12.21A by a facsimile signature of any Manager or by signature of any Manager.

        ARTICLE 12.22 Statement of Restrictions. This Agreement and any amendments hereto constitute an "Initial Transaction Statement" as described in California Commercial Code Section 8408.

        ARTICLE 12.23 Consent of Spouse. Within twenty (20) days after any individual becomes a Member or a Member marries, such Member shall have his spouse execute a consent substantially in the form attached to this Agreement.

        All of the Members of MicroScribe, LLC, a California limited liability company, have executed this Agreement, effective as of the date written above.

                                            Immersion Corporation,
                                            a California corporation

                                            By:   /s/ Louis Rosenberg
                                               -------------------------------

                                            /s/ Timothy Lacey
                                            ----------------------------------
                                            Timothy Lacey

                                    EXHIBIT A

            CAPITAL CONTRIBUTION OF MEMBERS AND ADDRESSES OF MEMBERS
                        AND MANAGERS OF MICROSCRIBE, LLC
                               AS OF JULY 1, 1997


MEMBER'S NAME AND                  MEMBERS CAPITAL
ADDRESS                              CONTRIBUTION                      MEMBERS UNITS
                                                           CLASS 1         CLASS 2            TOTAL
Immersion Corporation                  $128,000             1,000          98,999           98,999
2158 Paragon Drive
San Jose, CA

Timothy Lacey                            $ 0.01                 0               1                1


Manager's Name                        Manager's Address
--------------                        -----------------
Bruce Schena                          2158 Paragon Drive, San Jose, CA  95131
Timothy Lacey                         same address
Louis Rosenberg                       same address

                                    EXHIBIT B

        The rights, preferences and privileges of the Preferred Stock which could be issued to the Class 1 Members if the requirements of Article 7.9 of the Agreement are fulfilled are summarized as follows:

        (a) Dividends. The holders of Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors. The right to such dividends will be noncumulative and no right shall accrue in any year if dividends are not declared. Such dividends, when, as and if declared, shall be payable in cash at the annual rate equal to nine percent (9%) of the liquidation preference as defined in subparagraph (b) below per share prior to payment of any dividend on Common Stock.

        (b) Preference on Liquidation. The holders of shares of Preferred Stock then outstanding shall be entitled to a liquidation preference equal to their total unreturned capital contributions as Class 1 Members. If upon liquidation the assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Preferred Stock such liquidation price, the holders of the Preferred Stock shall share ratably in any distribution of assets.

        (c) Voting. The shares of the Preferred Stock shall have the number of votes equal to the largest number of full shares of Common Stock into which the Preferred Stock may be converted.

        (d) Conversion Rights. Each holder of Preferred stock may, at any time after the date of issuance convert any or all of such holder's Preferred Stock into shares of Common Stock, at the rate of one (1) share of Common Stock for each share of Preferred Stock so surrendered. The number of shares of Common Stock into which Preferred Stock may be converted shall be subject to adjustment from time to time in the event of subdivisions or combinations of the Corporation's Common Stock or upon the issuance of a stock dividend or other distribution to holders of Common Stock.

        (e) Changes. So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the total number of shares of Preferred Stock outstanding, voting separately as a class, alter or change any of the powers, preferences or rights of the Preferred Stock.

                                    EXHIBIT C

        Immersion shall contribute to IMMERSION its MicroScribe design and manufacturing know-how; the MicroScribe-3D, Personal Digitizer and Immersion Probe trademarks; and the all of its right, title and interest in and to the following patents, pending patents and patent applications below:

               1. MicroScribe Design Patent D 377,932 (issued February 11,
1997).

               2. MicroScribe Technology Patents (pending patents 08/512,084; 08/741,190; 08/744,725; and 08/739,454).

               3. MicroScribe PCT Patent Application (IMM1P010.P).

        In connection with the foregoing assignment of patents, and pursuant to the provisions of the Patent License Agreement by and between IMMERSION and Immersion, IMMERSION shall grant to Immersion a worldwide, royalty-free, exclusive, irrevocable, perpetual (for the duration of each product) license to make, have made, use, sell, offer to sell and import products in the Force Feedback Field of Use (as defined in the Patent License Agreement) and to sublicense such rights to affiliates and to third parties through multiple tiers of sublicenses.

                                TABLE OF CONTENTS
                                   (continued)


                                                                                           Page
                                                                                           ----
ARTICLE 1.            DEFINITIONS...........................................................1
    ARTICLE     1.1   "Act".................................................................1
    ARTICLE     1.2   "Affiliate"...........................................................1
    ARTICLE     1.3   "Agreement"...........................................................1
    ARTICLE     1.4   "Articles"............................................................2
    ARTICLE     1.5   "Assignee"............................................................2
    ARTICLE     1.6   "Bankruptcy"..........................................................2
    ARTICLE     1.7   "Capital Account".....................................................2
    ARTICLE     1.8   "Capital Contribution"................................................3
    ARTICLE     1.9   "Capital Event".......................................................3
    ARTICLE     1.10  "Class 1 Member"......................................................3
    ARTICLE     1.11  "Class 2 Member"......................................................3
    ARTICLE     1.12  "Code"................................................................3
    ARTICLE     1.13  "Common Stock"........................................................3
    ARTICLE     1.14  "IMMERSION".............................................................3
    ARTICLE     1.15  "IMMERSION Minimum Gain"................................................3
    ARTICLE     1.16  "Corporations Code"...................................................3
    ARTICLE     1.17  "Dissolution Event"...................................................3
    ARTICLE     1.18  "Distributable Cash"..................................................3
    ARTICLE     1.19  "Economic Interest"...................................................4
    ARTICLE     1.20  "Fiscal Year".........................................................4
    ARTICLE     1.21  "Income" and "Losses".................................................4
    ARTICLE     1.22  "Majority Interest"...................................................4
    ARTICLE     1.23  "Manager".............................................................4
    ARTICLE     1.24  "Member"..............................................................4
    ARTICLE     1.25  "Member Nonrecourse Debt".............................................4
    ARTICLE     1.26  "Member Nonrecourse Deductions".......................................4
    ARTICLE     1.27  "Membership Interest".................................................5
    ARTICLE     1.28  "Nonrecourse Liability"...............................................5
    ARTICLE     1.29  "Percentage Interest".................................................5
    ARTICLE     1.30  "Person"..............................................................5
    ARTICLE     1.31  "Preferred Stock".....................................................5
    ARTICLE     1.32  "Regulations".........................................................5
    ARTICLE     1.33  "Tax Matters Partner".................................................5
    ARTICLE     1.34  "Unit"................................................................5
    ARTICLE     1.35  "Unreturned Capital"..................................................5



ARTICLE  2.           ORGANIZATIONAL MATTERS................................................5
    ARTICLE     2.1   Formation.............................................................5
    ARTICLE     2.2   Name..................................................................6

                                                                                           Page
                                                                                           ----
    ARTICLE     2.3   Term..................................................................6
    ARTICLE     2.4   Office and Agent......................................................6
    ARTICLE     2.5   Addresses of the Members and the Managers.............................6
    ARTICLE     2.6   Purpose and Business of IMMERSION...................................6

ARTICLE 3             CAPITAL CONTRIBUTIONS.................................................6
    ARTICLE     3.1   Initial Capital Contributions.........................................6
    ARTICLE     3.2   Additional Capital Contributions......................................7
    ARTICLE     3.3   No Interest...........................................................7

ARTICLE 4             MEMBERS...............................................................7
    ARTICLE     4.1   Limited Liability.....................................................7
    ARTICLE     4.2   Admission of Additional Members.......................................7
    ARTICLE     4.3   Withdrawals or Resignations...........................................8
    ARTICLE     4.4   Termination of Membership Interest....................................8
    ARTICLE     4.5   Competing Activities..................................................9
    ARTICLE     4.6   Transactions With The IMMERSION.........................................9
    ARTICLE     4.7   Remuneration To Members...............................................9
    ARTICLE     4.8   Members Are Not Agents................................................9
    ARTICLE     4.9   Voting Rights.........................................................9
    ARTICLE     4.10  Meetings of Members..................................................10
    ARTICLE     4.11  Certificate of Membership Interest...................................11

ARTICLE 5             MANAGEMENT AND CONTROL OF THE COMPANY............................... 11
    ARTICLE     5.1   Management of IMMERSION by Managers................................11
    ARTICLE     5.2   Election of Managers.................................................12
    ARTICLE     5.3   Powers of Managers...................................................13
    ARTICLE     5.4   Performance of Duties; Liability of Managers.........................15
    ARTICLE     5.5   Devotion of Time.....................................................15
    ARTICLE     5.6   Competing Activities.................................................16
    ARTICLE     5.7   Transactions between IMMERSION and the Managers....................16
    ARTICLE     5.8   Payments to Managers.................................................17
    ARTICLE     5.9   Officers.............................................................17
    ARTICLE     5.10  Limited Liability....................................................17
    ARTICLE     5.11  Membership Interests of Managers.....................................17

ARTICLE 6             ALLOCATIONS OF INCOME AND LOSSES AND DISTRIBUTIONS...................18
    ARTICLE     6.1   Allocations of Income and Losses.....................................18
    ARTICLE     6.2   Compliance with Allocation Requirements of the Code..................18
    ARTICLE     6.3   Allocation of Income and Losses and Distributions in Respect
                      of a Transferred Interest............................................19
    ARTICLE     6.4   Distributions of Distributable Cash by IMMERSION...................19
    ARTICLE     6.5   Form of Distribution.................................................20

                                                                                           Page
                                                                                           ----
    ARTICLE     6.6   Restriction on Distributions.........................................20
    ARTICLE     6.7   Return of Distributions..............................................21
    ARTICLE     6.8   Obligations of Members to Report.....................................21

ARTICLE         7.    TRANSFER AND ASSIGNMENT OF INTERESTS.................................21
    ARTICLE     7.1   Transfer and Assignment of Interests.................................21
    ARTICLE     7.2   Further Restrictions on Transfer of Interests........................22
    ARTICLE     7.3   Substitution of Members..............................................22
    ARTICLE     7.4   Permitted Transfers..................................................22
    ARTICLE     7.5   Effective Date of Permitted Transfers................................22
    ARTICLE     7.6   Rights of Legal Representatives......................................22
    ARTICLE     7.7   No Effect to Transfers in Violation of Agreement.....................22
    ARTICLE     7.8   Right of First Refusal...............................................23
    ARTICLE     7.9   Transfers on Incorporation...........................................24

ARTICLE         8.    ACCOUNTING, RECORDS, REPORTING BY MEMBERS............................25
    ARTICLE     8.1   Books and Records....................................................25
    ARTICLE     8.2   Delivery to Members and Inspection...................................26
    ARTICLE     8.3   Annual Statements....................................................27
    ARTICLE     8.4   Financial and Other Information......................................27
    ARTICLE     8.5   Filings..............................................................27
    ARTICLE     8.6   Bank Accounts........................................................28
    ARTICLE     8.7   Accounting Decisions and Reliance on Others..........................28
    ARTICLE     8.8   Tax Matters for IMMERSION Handled by Managers and Tax Matters
                      Partner..............................................................28

ARTICLE         9.    DISSOLUTION AND WINDING UP...........................................28
    ARTICLE     9.1   Dissolution..........................................................28
    ARTICLE     9.2   Certificate of Dissolution...........................................29
    ARTICLE     9.3   Winding Up...........................................................29
    ARTICLE     9.4   Distributions in Kind................................................29
    ARTICLE     9.5   Order of Payment Upon Dissolution....................................29
    ARTICLE     9.6   Limitations on Payments Made in Dissolution..........................30
    ARTICLE     9.7   Certificate of Cancellation..........................................30
    ARTICLE     9.8   No Action for Dissolution............................................30

ARTICLE         10.   INDEMNIFICATION AND INSURANCE........................................31
    ARTICLE     10.1  Indemnification of Agents............................................31
    ARTICLE     10.2  Insurance............................................................31

ARTICLE         11.   MEMBER REPRESENTATIONS...............................................31
    ARTICLE     11.1  No Registration of Membership Interest...............................31
    ARTICLE     11.2  Membership Interest in Restricted Security...........................31
    ARTICLE     11.3  No Obligation to Register............................................32

                                                                                           Page
                                                                                           ----
    ARTICLE     11.4  No Disposition in Violation of Law...................................32
    ARTICLE     11.5  Legends..............................................................33

ARTICLE         12.   MISCELLANEOUS........................................................33
    ARTICLE     12.1  Counsel to IMMERSION...............................................33
    ARTICLE     12.2  Complete Agreement...................................................33
    ARTICLE     12.3  Binding Effect.......................................................33
    ARTICLE     12.4  Parties in Interest..................................................33
    ARTICLE     12.5  Pronouns; Statutory References.......................................33
    ARTICLE     12.6  Headings.............................................................34
    ARTICLE     12.7  Interpretation.......................................................34
    ARTICLE     12.8  References to this Agreement.........................................34
    ARTICLE     12.9  Jurisdiction.........................................................34
    ARTICLE     12.10 Exhibits.............................................................34
    ARTICLE     12.11 Severability.........................................................34
    ARTICLE     12.12 Additional Documents and Acts........................................34
    ARTICLE     12.13 Notices..............................................................34
    ARTICLE     12.14 Amendments...........................................................35
    ARTICLE     12.15 Reliance on Authority of Person Signing Agreement....................35
    ARTICLE     12.16 No Interest in IMMERSION Property; Waiver of Action for Partition......35
    ARTICLE     12.17 Multiple Counterparts................................................35
    ARTICLE     12.18 Attorney Fees........................................................35
    ARTICLE     12.19 Time is of the Essence...............................................35
    ARTICLE     12.20 Remedies Cumulative..................................................35
    ARTICLE     12.21 Special Power of Attorney............................................36
    ARTICLE     12.22 Statement of Restrictions............................................36
    ARTICLE     12.23 Consent of Spouse....................................................36

CONSENT OF SPOUSE .........................................................................38

                                                                                           Page
                                                                                           ----
EXHIBIT A  CAPITAL CONTRIBUTION OF MEMBERS AND ADDRESSES OF MEMBERS AND MANAGERS
           OF MICROSCRIBE, LLC AS OF JULY 1, 1997..........................................39

EXHIBIT B..................................................................................40

EXHIBIT C..................................................................................41